UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2016

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

ASV Credit Agreement with PNC

On December 23, 2016, Manitex International, Inc.’s (the “Company”) joint venture entity A.S.V., LLC (“ASV”) completed a new unitranche credit agreement with PNC Bank, National Association, and another lender to provide a $65 million, 5-year credit facility (the “Credit Agreement”). This new facility replaces ASV’s previous revolving credit and Term Loan facilities with two North American lenders. The new facility consists of a $35 million revolving credit facility (which is subject to availability based primarily on eligible accounts receivables and eligible inventory), a Term Loan A facility of $8.5 million and a Term Loan B facility of $21.5 million. A total of $46.7 million was drawn by ASV at closing of the Credit Agreement.

The Credit Agreement provides that ASV can opt to pay interest on the revolving credit facility and the Term Loan A facility at either a domestic rate plus a spread, or a LIBOR rate plus a spread. The domestic rate is initially fixed at 1.50% for revolving loan advances and fixed at 2.00% for Term Loan A advances until delivery of certain reporting documents with respect to the fiscal quarter ending March 31, 2017, at which point it ranges from 1.00% to 1.50% depending on the Average Undrawn Availability (as defined in the Loan Agreement). The LIBOR spread is initially fixed at 2.50% for revolving loan advances and fixed at 3.00% for Term Loan A advances until delivery of the same reporting documents, at which point it ranges from 2.00% to 2.50% depending on the Average Undrawn Availability.

With respect to the Term Loan B advances, the interest rate is fixed at a LIBOR rate plus 10.00% until delivery of the same reporting documents required for the revolving loan advances and Term Loan A advances. After delivery of the reporting documents, ASV will pay interest at the LIBOR rate plus a spread of either 9.00% or 10.00% depending on the Leverage Ratio (as defined in the Credit Agreement), provided that at no time will the LIBOR rate be less than 1.00%).

The amount of each principal payment due under the Term Loan facilities is determined by a formula set forth in the Credit Agreement depending on ASV’s quarterly excess cash flow and quarterly Average Undrawn Availability, but will not be less than $212,500 per quarter with respect to the Term Loan A facility and will not be less than $537,500 per quarter with respect to the Term Loan B facility.

The Credit Agreement has a letter of credit subfacility of $2 million and a swing loan subfacility, each of which is fully reserved against availability under the revolving loan facility.

The indebtedness under the Credit Agreement is collateralized by substantially all ASV’s assets and the respective equity interests of ASV’s members.

The description of the terms and conditions of the Credit Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and CFO

Date: December 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit, Term Loan and Security Agreement dated as of December 23, 2016 among A.S.V., LLC, the Loan Parties thereto, the Lenders and PNC Bank, National Association, as agent for Lenders.

99.1	Press Release dated December 28, 2016.